SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  March 6, 2002
                Date of Report (Date of earliest event reported)

                          Discovery Laboratories, Inc.
             (Exact name of Registrant as specified in its charter)

         Delaware                     000-26422                 94-3171943
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                   Identification Number)

                           350 Main Street, Suite 307
                         Doylestown, Pennsylvania 18901
                    (Address of principal executive offices)

                                 (215) 340-4699
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

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Item  5. Other Events

      On March 7, 2002, Discovery Laboratories, Inc., a Delaware corporation ("Discovery"), issued a press release to announce that it had entered into a collaboration arrangement (the "Collaboration") effective as of March 6, 2002, with Laboratorios Del Dr. Esteve, S.A. ("Esteve"). This collaboration arrangement supersedes the existing sublicense and supply agreements between Discovery and Esteve and expands the territory covered by those original agreements to all of Europe, including the Russian Federation, and Central America and South America. In connection with this transaction, Discovery raised $4.5 million in gross proceeds and issued 821,862 shares of its common stock, par value $.001 per share ("Common Stock"). After payment of fees and associated expenses, Discovery intends to use the net proceeds of approximately $4.455 million, for working capital and general corporate purposes, including further development of Discovery's platform technology, based on humanized lung surfactants, in an effort to develop potential novel respiratory therapies, such as an aerosol spray for the treatment of asthma, and pulmonary drug delivery products with the potential to deliver other pharmaceutical products to the lungs.

      Transaction Overview

      In connection with the Collaboration, Discovery entered into a series of agreements with Esteve, which include a sublicense and collaboration agreement (the "Collaboration Agreement"), a supply agreement (the "Supply Agreement") and a common stock purchase agreement (the "Purchase Agreement"). As further discussed below and subject to the terms and conditions set forth in these agreements, Esteve agreed to provide certain commercialization services throughout Europe, Central America and South America for Discovery's lead product candidate, Surfaxin(R), for the treatment of idiopathic respiratory distress syndrome in premature infants ("IRDS"), meconium aspiration syndrome in full-term infants ("MAS"), acute respiratory distress syndrome in adult patients ("ARDS") and acute lung injury in adult patients ("ALI", ARDS and ALI are sometimes referred to herein collectively as "ALI/ARDS"). Discovery and Esteve have agreed to an exclusive supply agreement which provides that Esteve will purchase all of its Surfaxin drug product requirements from Discovery at an established transfer price based on sales of Surfaxin by Esteve and/or its sublicensee(s). Esteve has also agreed to sponsor certain clinical trial costs related to obtaining European Agency for Medicinal Products (EMEA) approval for commercialization of Surfaxin in Europe for the ALI/ARDS indications. In addition to a $4.0 million equity investment in Discovery, Esteve also agreed to pay to Discovery an up-front license fee of $500,000 and to make certain milestone payments to Discovery upon the attainment of certain corporate milestones that are discussed in greater detail below.


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      Collaboration Arrangements

      Pursuant to the Collaboration Agreement, Esteve will provide commercialization services for the promotion of Surfaxin for IRDS, MAS and ALI/ARDS throughout Europe, including the Russian Federation, Central America and South America and will pay for certain clinical trial costs. The commercialization services to be provided by Esteve will include customary pre-launch, launch and post-launch marketing activities including retaining marketing and sales personnel for commercialization of Surfaxin in the aforementioned territory. Under the Supply Agreement, Discovery will manufacture Surfaxin for distribution and sale by Esteve in the territory covered by the Collaboration. Subject to the approval of Discovery and certain limitations and requirements set forth in the Collaboration Agreement, Esteve may sublicense its commercialization rights to third parties. Esteve has agreed to pay certain clinical trial costs related to obtaining EMEA approval for commercialization of Surfaxin for the ALI/ARDS indications. In general, Discovery will be responsible for regulatory activities relating to Surfaxin, including with respect to EMEA filings, however, Esteve will be responsible for regulatory activities relating to specific countries in the territory covered by the Collaboration.

      Moreover, subject to prior termination of this right as provided in the Collaboration Agreement, Esteve has been granted a right of first negotiation until March 6, 2009, regarding possible collaborative licenses or other suitable arrangements that would provide for the clinical development and marketing of other products that may be developed by Discovery, whether related to Surfaxin or otherwise, in the territory covered by the Collaboration. In addition, the Collaboration Agreement specifies that any such future collaborative agreements would provide for suitable up-front cash payments and cash milestones and shared responsibility for clinical development work and expenses related to the new technology. Further, Esteve would be responsible for customary commercialization activities and costs and Discovery would supply any such future products.

      In addition to the monies received by Discovery in connection with Esteve's equity investment in Discovery and payment of the up-front license fee discussed in greater detail below, upon receipt of EMEA marketing regulatory approval of Surfaxin for sale in Europe for each of the IRDS and MAS indications and the first to be approved of the ARDS or ALI indications, Esteve has agreed to make certain cash milestone payments to Discovery.

      The management of the overall strategic relationship between Esteve and Discovery and marketing and sales activities of Collaboration will be managed and governed by a joint steering committee (the "Joint Steering Committee") which will be comprised of representatives appointed by Esteve and Discovery. In addition, a separate joint development committee (the "Joint Development Committee") will be formed to oversee development of Surfaxin in the territory covered by the Collaboration. The Joint Development Committee will be comprised of four members consisting of two executives to be appointed by each of Discovery and Esteve. Each committee will be chaired alternately by a representative of Discovery and Esteve with each such chairperson serving for a one-year period.

      Equity Investment and Licensing Fee

      Pursuant to the Purchase Agreement, Esteve purchased 821,862 shares of Common Stock at a price of $4.867 per share, representing a total equity investment of $4 million. In


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addition, Esteve paid to Discovery an up-front licensing fee of $500,000. Under the Purchase Agreement, Esteve has agreed to certain limitations on its trading of, and purchase of additional shares of, Common Stock, as well as certain prescriptions regarding the voting of its shares.

      The shares of Common Stock purchased by Esteve have not been registered under the Securities Act of 1933 (the "1933 Act") and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the 1933 Act. In addition, all such shares of Common Stock are subject to certain restrictions on transfer as set forth in the Purchase Agreement. Esteve will have up to two "demand" registration rights that require Discovery to register shares of Common Stock held by Esteve for resale under the 1933 Act. In addition, subject to certain limitations, Esteve has customary "piggyback" rights to include such shares of Common Stock in other registrations of securities filed by Discovery for resale under the 1933 Act.

      A copy of the press release announcing the execution of the agreements relating to the Collaboration is attached as an exhibit hereto. The descriptions of the Collaboration contained in the attached press release and in this Item 5 do not purport to be complete and are qualified in their entirety by reference to the agreements and instruments attached as exhibits hereto.

      To the extent that statements in this report are not strictly historical, including statements as to Discovery's business strategy, outlook, objectives, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of Discovery's product development, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Among the factors which could affect Discovery's actual results and could cause results to differ from those contained in the forward-looking statements contained herein are the risk that financial conditions may change, the risk that Discovery will not be able to raise additional capital or enter into additional collaboration agreements, risks that any collaborators may not perform their obligations under any such agreements, risks relating to the progress of Discovery's research and development and the development of competing therapies and/or technologies by other companies. Those associated risks and others are further described in Discovery's periodic filings with the Securities and Exchange Commission including its reports on Forms 10-KSB, 8-K and 10-QSB, and amendments thereto.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

            (c) Exhibits:

                  *10.1    Sublicense and Collaboration Agreement
                  *10.2    Supply Agreement
                   10.3    Common Stock Purchase Agreement
                   99.1    Press Release dated March 7, 2002.


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*       Confidential treatment has been requested with respect to certain portions of these exhibits. Such portions have been separately filed with the Securities and Exchange Commission and redacted herein.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Discovery Laboratories, Inc.


                                          By: /s/ Robert J. Capetola
                                              -----------------------------
                                              Name: Robert J. Capetola, Ph.D.
                                              Title: President and
                                                       Chief Executive Officer

Date:  March 8, 2001


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